Exhibit 99.1

ORAGENICS ANNOUNCES CLOSING OF $6.5 MILLION REGISTERED DIRECT OFFERING

December 29, 2020

Oragenics, Inc. (NYSE American: OGEN) (“Oragenics” or the “Company”) a company focused on the creation of the Terra CoV-2 vaccine candidate to combat the novel coronavirus pandemic, today announced, the closing of its previously announced registered direct offering of 14,444,444 shares of common stock at a purchase price of $0.45 per share.

A.G.P./Alliance Global Partners acted as the placement agent for the offering.

The gross proceeds from this offering were $6.5 million before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds of the offering primarily to continue funding our pre-clinical development of our SARS-CoV-2 vaccine, Terra CoV-2 and our lantibiotics program and for general corporate purposes, including research and development activities, capital expenditures and working capital.

The shares of common stock were offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-235763) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on January 13, 2020. The offering was made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the shares of common stock offered was filed with the SEC on December 28, 2020 and is available on the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplement may be obtained from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Oragenics, Inc.

Oragenics, Inc. is focused on the creation of the Terra CoV-2 vaccine candidate to combat the novel coronavirus pandemic and the further development of effective treatments for novel antibiotics against infectious disease. The Company is dedicated to the development and commercialization of a vaccine candidate providing specific immunity from novel coronavirus. The Terra CoV-2 immunization leverages coronavirus spike protein research conducted by the National Institute of Health. In addition, Oragenics has an exclusive worldwide channel collaboration with ILH Holdings, Inc. (n/k/a Eleszto Genetika, Inc.), relating to the development of novel lantibiotics.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include statements about the intended use of net proceeds from the registered direct offering. These and other forward-looking statements are predictions and projections about future events and trends based on our current expectations, objectives and intentions and premised on current assumptions. Actual results could be materially different than those expressed, implied, or anticipated by forward-looking statements due to a variety of factors, including, but not limited to those discussed under the caption entitled “Risk Factors” in our Annual Report on Form 10-K, as updated by our Form 8-K filed on May 8, 2020, and subsequent filings on Form 10-Q or 8-K with the U.S. Securities and Exchange Commission. All information set forth in this press release is as of the date hereof. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by law.

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Contact

Oragenics, Inc.

Corporate:

Michael Sullivan, 813-286-7900

Chief Financial Officer

msullivan@oragenics.com

or

Investors:
John Marco
Managing Director
CORE IR
516-222-2560
johnm@coreir.com

Media:
Jules Abraham
CORE IR
917-885-7378
julesa@coreir.com

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